HYPERION TOTAL RETURN FUND, INC. (the "Registrant")
                     Form N-SAR for the period ending May 31, 1999
                                   File Number 811-05820





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 29th day of July, 1999.




HYPERION TOTAL RETURN FUND, INC.






                                       By:      /s/ Clifford E. Lai
                                                Clifford E. Lai
                                                President




Witness:   /s/ Joseph Tropeano
             Joseph Tropeano
             Assistant Secretary